Exhibit 10.2
FIRST AMENDMENT TO LEASE
     This First Amendment to Lease (the “First Amendment”) is dated as of November ___, 2001 by and between BCIA New England Holdings LLC, a Delaware limited liability company (“Landlord”) and Ameresco, Inc. (“Tenant”).
RECITALS:
     WHEREAS, Landlord and Tenant have heretofore entered into a lease, dated as of November 20, 2000 (the “Lease”), demising approximately 11,684 rentable square feet of rentable area (the “Original Premises”) located on the fourth (4th) floor of the building (the “Building”) known as 111 Speen Street, Framingham, Massachusetts; and
     WHEREAS, Section 2.1(b) of the Lease provides for the automatic expansion (the “Expansion”) of the Premises by the addition of approximately 864 rentable square feet of space located on the fourth (4th) floor of the building and marked on Exhibit A to this First Amendment as the Expansion Space (the “Expansion Premises”) to the Premises demised under the Lease for the balance of the Term in the event that Landlord determines the Expansion Premises is available for lease;
     WHEREAS, the Landlord has determined that the Expansion Premises is available for Lease as of December 1, 2001 and Landlord and Tenant now desire to enter into this First Amendment in order to reflect the Expansion and to add the Expansion Premises to the Premises demised under the Lease and to otherwise modify and amend the Lease as hereafter provided.
     NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Capitalized Terms. All capitalized terms not otherwise modified or defined herein shall have the same meanings as are ascribed to them in the Lease.
     2. Amendments to Lease Effective December 1, 2001. Effective as of December 1, 2001, the Expansion Premises marked on Exhibit A shall be deemed added to and made a portion of the Premises for all purposes under the Lease. From and after December 1, 2001, the Premises demised under the Lease shall be comprised of the Original Premises (approximately 11,684 rsf) and the Expansion Premises (approximately 864 rsf) for an aggregate Premises Rentable Area of approximately 12,548 rentable square feet.
     In addition, as of December 1, 2001, the Lease shall be deemed further amended in the following respects:
(a)	The definition of the term “Premises” as set forth in Section 1.1 shall be deleted and the following new definition shall be inserted in its place and stead:

“Premises: approximately 12,548 rentable square feet comprised of (i) the approximately 11,684 rentable square feet on the fourth (4th) floor of the Building consisting of the Original Premises and (ii) the approximately 864 rentable square feet on the fourth (4th) floor of the Building consisting of the Expansion Premises.”

(b)	The definition of the term “Premises Rentable Area” set forth in Section 1.1 shall be deleted and the following new definition shall be inserted into its place and stead:

“Premises Rentable Area: Approximately 12,548 rentable square feet”

(c)	From and after December 1, 2001, the definition of the term “Tenant’s Proportionate Share” shall be deemed amended as follows:

“Tenant’s Proportionate Share: 11.62%”

It is agreed and understood that Tenant shall be and remain liable for Tenant’s Proportionate Share of Taxes and Operating Expenses with respect to the Original Premises for the period ending on November 30, 2001 using the Tenant’s Proportionate Share in effect through November 30, 2001 and thereafter beginning on December 1, 2001, Tenant’s Proportionate Share shall be 11.62% and shall apply to the entire Premises.

(d)	The definition of the term “Basic Rent” shall be deemed amended by adding the following at the end thereof:

“Landlord and Tenant hereby acknowledge and agree that the foregoing Basic Rent is payable for and with respect to the 11,684 rentable square foot Original Premises.

In addition to the foregoing Basic Rent applicable to the Original Premises, Tenant shall also pay the “Expansion Rent” (as hereafter defined) as Basic Rent for and with respect to the Expansion Premises beginning on December 1, 2001 and thereafter for the remainder of the Term.

As used herein, the term “Expansion Rent” shall mean the following amounts during the following periods:

	Expansion Rent	Expansion Rent
Rental Period	(per annum)	(monthly payment)
December 1, 2001 through December 31, 2002	$23,760.00	$1,980.00

January 1, 2003 through the end of the initial seven (7) year Term	$32,400.00	$2,700.00

The Expansion Rent set forth above shall be considered Basic Rent for purposes of this Lease and shall be paid in advance on the first day of each and every calendar month beginning on December 1, 2001. and shall be paid in addition to the Basic Rent applicable to the Original Premises from time to time as set forth above.”
(e)	The Cost of Tenant’s Electricity for Lights & Plugs shall be increased to be 15,685.00 ($1.25 per rsf per annum) per annum payable in equal monthly installment of $1,307.08 beginning on December 1, 2001.
     3. Condition of the Premises. Tenant acknowledges and agrees that Tenant is accepting the Expansion Premises for the remainder of the Term in its “AS-IS” condition, as of the date hereof and on December 1, 2001 without representation or warranty of any kind by Landlord (express or implied). Except as otherwise expressly provided in Section 2.1(c) of the Lease, in no event shall Landlord be required to make or pay for any work, alterations or improvements in and to the Original Premises and/or the Expansion Premises in order to prepare the same for Tenant’s use and occupancy. All such work and improvements necessary for Tenant’s use and occupancy of the Expansion Premises shall be paid for by Tenant at Tenant’s sole cost, risk and expense and in accordance with the provisions of Section 2.1 of the Lease. Subject to the provisions of Section 2.1(c), Landlord hereby confirms the availability of the Expansion Premises Contribution which shall be released by Landlord pursuant to Section 2.1(c) of the Lease. Notwithstanding anything contained in Section 4.1 of the Lease to the contrary, in no event shall Landlord be required to provide Tenant with an allowance in excess of the $4,320.00 ($5.00 per rsf contained in the Expansion Space) “Expansion Premises Contribution” for Tenant’s Expansion Premises Work in the Expansion Premises.
     4. Brokerage. Each party hereto represents and warrants to the other party that it has not dealt with any real estate broker or agent in connection with this First Amendment. Each party hereto shall indemnify the other party and hold the other party harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this First Amendment or the Lease or the negotiation thereof by reason of any of their acts.
     5. Governing Law. This First Amendment and the rights and obligations of both parties hereunder shall be governed by the laws of The Commonwealth of Massachusetts.
     6. Authority. Tenant warrants that the person or persons executing this First Amendment on behalf of Tenant has the authority to do so and that such execution has fully obligated and bound Tenant to all terms and provisions of this First Amendment.
     7. Ratification. Except as modified by this First Amendment, the Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.
     8. Interpretation and Partial Invalidity. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this First Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this First Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this First Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD:

BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

By:	BCIA NEW ENGLAND HOLDINGS MASTER LLC,
a Delaware limited liability company, its Manager

	By:	BCIA NEW ENGLAND HOLDINGS
MANAGER LLC, a Delaware limited liability
company, its Manager

		By:	BCIA NEW ENGLAND HOLDINGS
MANAGER CORP., a Delaware
corporation, its Manager

			By:	/s/ Karl W. Weller

Name: Karl W. Weller
Title: Executive Vice President

TENANT:

Ameresco, Inc.

	By:			/s/ Kathleen Devlin-Ruggiero

Its:

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